EXHIBIT 99.1

Bitstream Inc. To Acquire Assets of Press-sense Ltd.

Acquisition expands Bitstream’s global presence

and strengthens the Pageflex product line and sales channels to better serve multi-channel customers

Marlborough, MA, USA/Or Akiva, Israel – May 17, 2010 – Responding to customer desires for more automated business processes, Bitstream Inc. (NASDAQ: BITS, Bitstream) – a leading software development company with core competencies in browsing, font, and publishing technologies – announced today that it has agreed to acquire substantially all of the assets of Press-sense Ltd. for $6.5 million in cash and the assumption of liabilities related to deferred revenue. Based in Israel, Press-sense is a leading developer of business flow automation systems. The Press-sense business will complement and expand Bitstream’s Pageflex product line of enterprise brand management and web-to-print solutions to create one of the most robust end-to-end offerings of business management tools available in the marketing and print industries. By fully automating the creation, production, and back-office processes for document orders, Bitstream will provide the tools to enable its customers to maximize production efficiency, monitor and reduce costs, and increase profits.

A privately-held company founded in 2001 and funded over the years by several venture capital firms, Press-sense has become a dominant solution provider at the intersection of Web-to-print and MIS. The company’s flagship Press-sense iWay print-on-demand workflow and management solution has been adopted as the sole OEM web-to-print solution by major digital print manufacturers, including Xerox Corporation, Hewlett-Packard, and Océ, resulting in an installed base of more than 1,500 customers in North America, Europe, and Asia Pacific. There is very little overlap between the customer base of Bitstream and Press-sense, so there is great opportunity for up-selling and cross-selling products throughout the combined customer bases.

“In the past few years we have seen a dramatic increase in the demand for automated processes in the document production space. Increased commoditization and competition in the printing industry, as well as increasing pressure on corporate marketers to demonstrate positive returns on investment for all expenditures, are driving the desire to reduce or eliminate human touches from the production of documents and to generate sufficient and accurate data to measure the costs and benefits of each step of the process,” explains Anna Magliocco-Chagnon, Bitstream President and CEO. “Our Pageflex product line leads the industry in tackling the front-end of the process: order taking and document production. Press-sense provides the most extensive business management tools for the back-end of the process enabling companies to monitor and reduce their operating costs. Through this asset acquisition, Bitstream becomes the only entity able to offer the full complement of solutions required by document producers.”

Acquisition Supported By OEM Partners

The Company will continue to support Press-senses’ existing customers and OEM partners, including the Indigo division of Hewlett-Packard, Océ, and Xerox, all of whom private label Press-sense software for distribution to their digital print customers and have expressed their support of the acquisition.

“An efficient workflow, from creation to fulfillment is a key for today’s print service providers and enables leading enterprises to increase their effectiveness using digital printing,” says Alon Bar-Shany, VP and General Manager, HP Indigo. “As a market leader in the high-end digital color segment, the HP SmartStream portfolio, and the HP SmartStream Director, powered by Press-sense enable our Indigo customers to grow their business by automating and standardizing processes. Pageflex is a key player in this area for many years, and we intend to expand our cooperation with Pageflex to further develop SmartStream Director for the benefit of our customers.”

“We congratulate Bitstream on their acquisition of Press-sense, and look forward to a fruitful partnership,” remarks Crit Driessen, Vice President of Marketing and Strategy of Océ Production Printing. “We are also pleased that continued support and enhanced levels of business opportunities will become available to our Océ PRISMAweb customer base,” added Driessen.

“Xerox’s FreeFlow® Digital Workflow Collection provides an integrated set of software that helps print providers get the most out of their investment in digital printing. We collaborate with innovative companies, like our longstanding Business Innovation Partner Bitstream, to ensure we deliver the industry’s best solutions to our customers,” comments Elizabeth Fox, Vice President, Solutions Business Team, Xerox Corporation. “Bitstream’s purchase of iWay Prime™ Web-to-print software, an integral component of Xerox FreeFlow Web Services, assures our customers continued support in capturing volume and building customer loyalty with a strong Internet presence.”

Investing in Israel and Europe

Press-sense is based in a high-tech development center outside of Tel Aviv, Israel. Bitstream will maintain an office in Israel, which will include product development, sales, and customer support capabilities. The Israel office will allow Bitstream to expand its real-time support for existing customers in Europe, the Middle East, and Africa (EMEA).

“Israel plays a substantial role in both the graphic arts and mobile technology fields. The technical talent in Israel is very impressive,” comments Magliocco-Chagnon. “By establishing an office in Israel, Bitstream not only will be able to support Press-sense and Pageflex customers, but also will have an EMEA base from which to staff and support our other business lines, including our Bolt browser.”

Two Well-Matched Companies

“Bitstream brings to Press-sense a proven business environment in which to support our 1,500 customers, major OEM partners, and dedicated employees,” comments Amir Shaked, Press-sense CEO. “I have been very impressed with the synergy and shared vision between Press-sense and Bitstream. The combination of these two software leaders will produce a solid platform on which the corporations that drive most of the document production across the world—our OEM partners as well as print service providers and corporate clients—can rely on to bring them into the next generation of managed document production.”

Bitstream plans to continue to develop and expand the Press-sense iWay and Press-sense Manager products. The Company will explore integration opportunities between Pageflex Storefront, the company’s award-winning Web-to-print offering, and the complementary Press-sense products.

“Our two teams balance each other very well. Pageflex has experience in direct sales, while Press-sense has had significant success in selling through OEMs. The Pageflex customer base is predominantly in North America, while Press-sense customers are located in the US, Europe, and Asia Pacific. Pageflex is known for the power and usability of its SDKs and APIs, as well as its enterprise-level architecture, both of which will be areas of future growth for the Press-sense iWay product,” says Magliocco-Chagnon.

“Our goal is to retain the Press-sense staff worldwide and incorporate them into our team,” Magliocco-Chagnon continues. “We have been very impressed by the knowledge, talent, and dedication demonstrated by the Press-sense employees. They approach software development and the industries we work in with very similar attitudes and enthusiasm as our Bitstream staff. I have already witnessed enthusiastic exchanges as our staff have met together, and anticipate fruitful collaboration as we merge our development efforts.”

Pageflex will be exhibiting May 18 - 25 at the IPEX Exhibition in Birmingham, U.K. Representatives will be available to discuss the asset acquisition in the Pageflex booth located in Hall 12, Stand C-100.

About Bitstream

Bitstream Inc. develops software technologies and applications for the graphic art and mobile communications industries. Bitstream’s award-winning fonts and font technologies enable device manufacturers and application developers to render the highest quality text in any language, on any device, at any resolution. The Company’s MyFonts brand is the world’s leading provider of fonts to consumers. Bitstream’s Pageflex brand enables marketers to easily produce customized communications in print, email, and online. The Company’s latest offering is the BOLT mobile browser, which has been installed by millions of users worldwide since its release in February 2009.

About Press-sense

Press-sense is the world’s leading developer of Business Flow Automation for the Print Industry™. By applying process automation to the print service provider’s business (from order taking, price quoting, through planning, estimating, , fulfillment and shipping), the company’s Press-sense iWay™, and Press-sense Manager™ solutions offer printers the tools to fully manage, control and automate their online and offline business operations. Going beyond typical Web-to-print and MIS features, the company’s solutions enable commercial printers to provide value-added services, develop new revenue streams, strengthen client bonds, and reach new markets, while keeping ahead of an evolving industry. The company’s solutions provide commercial printing and digital service providers with business management tools that maximize production efficiency, monitor and reduce costs, and increase profit ratios.

Note to Editors: Bitstream will hold a press conference at IPEX on Wednesday, May 19, 2010 at 11:00 AM in the Piazza Suite #7 in the NEC. The Piazza is located by the bank between Hall 2 and Hall 4.

Press Contact:

Katherine Reisz-Hanson

Director of Product Marketing

Bitstream Inc.

Katherine@pageflex.com (preferred)

617-520-8583

For more information about Bitstream, visit www.bitstream.com. For more information about Pageflex, visit www.pageflex.com. For more information about Press-sense, visit www.press-sense.com.